SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.   20549

______________________________________________________________________________
FORM 8-K

CURRENT REPORT

______________________________________________________________________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934.

February 5, 2002

DATE OF REPORT (Date of earliest event reported)

BRASS EAGLE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-23385	71-0578572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 SE 30TH Street, Bentonville, Arkansas   72712
(Address of principal executive offices)    (zip code)

(479) 464-8700
(Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS

On February 5, 2002, Brass Eagle Inc. issued a press release regarding the bankruptcy of Kmart Corporation. A copy of the press release is attached hereto as Exhibit 99 (i).

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

99 (i)	Press Release dated February 5, 2002, issued by Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRASS EAGLE INC.

DATE: February 6, 2002	BY: /s/ J. R. Brian Hanna
J. R. Brian Hanna
Vice President - Finance and Chief Financial Officer and Treasurer
(on behalf of the Registrant and as the
Registrant's principal Financial and Accounting Officer)

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT

99 (i)	Press Release dated February 5, 2002, issued by Registrant

EXHIBIT 99 (i)

BRASS EAGLE INC.

	Company Contact:	J. R. Brian Hanna
Brass Eagle Inc.
Chief Financial Officer
(479) 464-6630
For Immediate Release
	Investor Relations:	Chad A. Jacobs
Integrated Corporate Relations
(203) 222-9013
Chad Jacob's e-mail address

Brass Eagle Inc. Announces Charge for Receivable Exposure Related to K-Mart
Chapter 11 Filing
--Pre Announces Sales and Earnings--

Bentonville, AR, February 5, 2001 - Brass Eagle Inc. (NASDAQ: XTRM) the worldwide leader in the manufacturing, marketing and distribution of paintball products today announced that it would incur a one-time charge in the fourth quarter ended December 31, 2001, related to receivable exposure with K-Mart Corporation (NYSE: KM).

On January 22, 2002 K-Mart petitioned the court for Chapter 11 bankruptcy protection, which allows the number two U.S. discount retailer to keep operating while restructuring its finances. As a consequence, Brass Eagle's earnings for the fiscal year will reflect a one-time charge of approximately $0.09 per share on a diluted basis. Brass Eagle currently sees no additional material effects on its earnings related to the retailer's bankruptcy court filing.

The Company has resumed shipping to K-Mart and is negotiating a new vendor agreement for 2002. The Company also stated that fourth quarter net sales will be $34.2 million, and it expects diluted earnings per share, before the one-time charge, to range between $0.32 and $0.34. Including the one-time charge, diluted earnings per share are expected to range between $0.23 and $0.25. The Company expects to report its actual fourth quarter and fiscal year 2001 results on February 26, 2002.

Brass Eagle is unique in providing a full line of paintball markers and accessory products from beginner through competition level. The Company is the dominant supplier of products for this rapidly growing sport. Brass Eagle was named one of the "Top 100" Hot Growth Companies by Business Week magazine in 1998, 1999 and 2001, and one of the IW Growing Companies 25, America's Most Successful Small Manufacturers by Industry Week magazine.

Certain statements in this press release (including statements containing the words "expect," "will," "believe," "continue," "anticipate," "could," "intend" and similar words) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Brass Eagle, its industry or others to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from Brass Eagle's expectations include the following: (1) Intensifying competition, including specifically the intensification of price competition, the entry of new competitors and the introduction of new products by new and existing competitors; (2) Failure to obtain new customers or retain existing customers; (3) Inability to carry out marketing, sales or other business plans and strategies; (4) Loss of key executives; (5) General economic and business conditions which are less favorable than expected; and (6) Unanticipated changes in industry trends.